UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

ZAI LAB LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor Pudong Shanghai, China	201210
(Address of principal executive offices)	(Zip Code)

+86 21 6163 2588

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 1 Ordinary Share, par value $0.00006 per share	ZLAB	The Nasdaq Global Market
Indicate by check mark
Ordinary Shares, par value $0.00006 per share*	9688	The Stock Exchange of Hong Kong Limited

*        Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2021, Zai Lab (Shanghai) Co., Ltd., a wholly-owned subsidiary of Zai Lab Limited (the “Company”), and Blueprint Medicines Corporation (“Blueprint”) entered into a license and collaboration agreement (the “Blueprint Agreement”), pursuant to which the Company obtained rights to develop and exclusively commercialize BLU-701 and BLU-945 and certain other forms thereof, including back-up compounds, in China, Macau, Hong Kong, and Taiwan (the “Licensed Territory”).

Pursuant to the terms of the Blueprint Agreement, the Company will pay to Blueprint an upfront fee of $25.0 million plus milestone payments of up to an aggregate of $590.0 million upon the achievement of specified clinical, regulatory and sales milestones. Blueprint will also be eligible to receive certain royalties at tiered percentage rates ranging from the low to mid teens on annual net sales of licensed products in the Licensed Territory, subject to reduction under specified circumstances.

The Blueprint Agreement will terminate on a licensed product-by-licensed product basis and on a region-by-region basis in the Licensed Territory, upon the later to occur of (i) 12th anniversary of the date of the first commercial sale in such region, (ii) the expiration of the last valid claim within the royalty patent rights that covers the licensed product in such region, and (iii) the expiration of the last regulatory exclusivity for such licensed product in such country or region, or in its entirety upon the expiration of all payment obligations under the Blueprint Agreement. The Company may terminate the Agreement at any time after November 8, 2023 by providing 12 months’ prior notice to Blueprint after the first commercial sale or nine months’ prior notice prior to the first commercial sale. Either party may terminate the Agreement upon a material breach by the other party that remains uncured or upon certain bankruptcy events. In addition, Blueprint may terminate the Agreement if the Company challenges the licensed patent rights.

On November 8, 2021, the Company and Karuna Therapeutics, Inc. (“Karuna”) entered into a license agreement (the “Karuna Agreement”), pursuant to which the Company and Karuna agreed to collaboratively develop KarXT in the Licensed Territory. Under the Karuna Agreement, the Company obtained from Karuna an exclusive license to develop, manufacture and commercialize KarXT in the Licensed Territory.

Pursuant to the terms of the Karuna Agreement, the Company will pay to Karuna an upfront fee of $35.0 million plus milestone payments of up to an aggregate of $152.0 million upon the achievement of specified clinical, regulatory and sales milestones. Karuna will also be eligible to receive certain royalties at tiered percentage rates ranging from the low to high teens on annual net sales of licensed products in the Licensed Territory, subject to reduction under specified circumstances.

The Karuna Agreement will terminate on a region-by-region basis and on a licensed product-by-licensed product basis in the Licensed Territory, upon the later to occur of (i) the date the last-to-expire valid claim in such region expires, (ii) the close of business of the day that is exactly 12 years after the date of the first commercial sale in such region, and (iii) the expiration date of any regulatory exclusivity in such region, or in its entirety upon the expiration of all payment obligations under the Karuna Agreement. The Company may terminate the Agreement at any time by providing 180 days’ prior notice to Karuna. Either party may terminate the Agreement upon a material breach by the other party that remains uncured or upon certain bankruptcy events. In addition, Karuna may terminate the Agreement if the Company challenges the licensed patent rights.

The foregoing descriptions of the terms of the Blueprint Agreement and the Karuna Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Blueprint Agreement and the Karuna Agreement, respectively, which the Company intends to file as exhibits to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2021, Zai Lab Limited issued a press release announcing its financial results for the three months ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

A copy of the press releases announcing the Blueprint Agreement and the Karuna Agreement are furnished herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing or this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Zai Lab Limited on November 9, 2021.

99.2	Press Release issued by Zai Lab Limited on November 9, 2021.

99.3	Press Release issued by Zai Lab Limited on November 9, 2021.

104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

By:	/s/ Samantha Du
Samantha Du Chief Executive Officer

Date: November 9, 2021